                                                                    EXHIBIT 4.1


                          International Game Technology



                   Zero-Coupon Convertible Debentures due 2033


             ------------------------------------------------------

                                    INDENTURE

                          Dated as of January 29, 2003

             ------------------------------------------------------


                              The Bank of New York

                                     TRUSTEE

                            TIA CROSS-REFERENCE TABLE

TIA SECTIONS                                          INDENTURE SECTIONS
------------                                          ------------------
Section 310(a)........................................      7.10
           (b)........................................      7.10
Section 311(a)........................................      7.11
           (b)........................................      7.11
Section 312(a)........................................      2.6
           (b)........................................     11.3
           (c)........................................     11.3
Section 313(a)........................................      7.6
           (b)........................................      7.6
           (c)........................................      7.6
           (d)........................................      7.6
Section 314(a)........................................      4.2; 4.3
           (c)........................................     11.4
           (e)........................................     11.5
Section 315(a)........................................      7.1(b)
           (b)........................................      7.5
           (c)........................................      7.1(a)
           (d)........................................      7.1(c)
           (e)........................................      6.11
Section 316(a)(1)(A)..................................      6.5
           (a)(1)(B)..................................      6.4
           (b)........................................      6.7
           (c)........................................      9.4
Section 317(a)(1).....................................      6.8
           (a)(2).....................................      6.9
           (b)........................................      2.5
Section 318(a)........................................     11.1

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
                                                    ARTICLE I
                                    DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions..............................................................................      1
Section 1.2      Other Definitions........................................................................      6
Section 1.3      Incorporation by Reference of Trust Indenture Act........................................      7
Section 1.4      Rules of Construction....................................................................      7
Section 1.5      Acts of Holders..........................................................................      8

                                                   ARTICLE II
                                                 THE SECURITIES

Section 2.1      Form and Dating..........................................................................      9
Section 2.2      Execution and Authentication.............................................................     10
Section 2.3      Registrar, Paying Agent and Conversion Agent.............................................     11
Section 2.4      Reset Rate Agent.........................................................................     11
Section 2.5      Paying Agent to Hold Money and Securities in Trust.......................................     12
Section 2.6      Securityholder Lists.....................................................................     12
Section 2.7      Transfer and Exchange....................................................................     12
Section 2.8      Replacement Securities...................................................................     14
Section 2.9      Outstanding Securities...................................................................     14
Section 2.10     Temporary Securities.....................................................................     15
Section 2.11     Cancellation.............................................................................     15
Section 2.12     Persons Deemed Owners....................................................................     15
Section 2.13     Global Securities........................................................................     15
Section 2.14     CUSIP Numbers............................................................................     19
Section 2.15     Original Issue Discount..................................................................     20

                                                    ARTICLE III
                                              REDEMPTION AND PURCHASES

Section 3.1      Company's Right to Redeem; Notices to Trustee............................................     20
Section 3.2      Selection of Securities to Be Redeemed...................................................     20
Section 3.3      Notice of Redemption.....................................................................     21
Section 3.4      Effect of Notice of Redemption...........................................................     22
Section 3.5      Deposit of Redemption Price..............................................................     22
Section 3.6      Securities Redeemed in Part..............................................................     22
Section 3.7      Purchase of Securities by the Company at Option of the Holder............................     22
Section 3.8      Purchase of Securities at Option of the Holder upon a Change in Control..................     28
Section 3.9      Effect of Purchase Notice or Change in Control Purchase Notice...........................     34
Section 3.10     Deposit of Purchase Price or Change in Control Purchase Price............................     35
Section 3.11     Securities Purchased in Part.............................................................     35
Section 3.12     Covenant to Comply With Securities Laws Upon Purchase of Securities......................     36
Section 3.13     Repayment to the Company.................................................................     36

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
                                                                                                              ----
                                                      ARTICLE IV
                                                      COVENANTS

Section 4.1      Payment of Securities...............................................................          36
Section 4.2      SEC and Other Reports...............................................................          36
Section 4.3      Compliance Certificate..............................................................          37
Section 4.4      Further Instruments and Acts........................................................          37
Section 4.5      Maintenance of Office or Agency.....................................................          37
Section 4.6      Delivery of Certain Information.....................................................          38
Section 4.7      Notification of Upward Interest Adjustment..........................................          38
Section 4.8      Future Subsidiary Guarantees........................................................          38

                                                     ARTICLE V
                                               SUCCESSOR CORPORATION

Section 5.1      When Company May Merge or Transfer Assets...........................................          39

                                                    ARTICLE VI
                                               DEFAULTS AND REMEDIES

Section 6.1      Events of Default...................................................................          40
Section 6.2      Acceleration........................................................................          41
Section 6.3      Other Remedies......................................................................          42
Section 6.4      Waiver of Past Defaults.............................................................          42
Section 6.5      Control by Majority.................................................................          42
Section 6.6      Limitation on Suits.................................................................          42
Section 6.7      Rights of Holders to Receive Payment................................................          43
Section 6.8      Collection Suit by Trustee..........................................................          43
Section 6.9      Trustee May File Proofs of Claim....................................................          43
Section 6.10     Priorities..........................................................................          43
Section 6.11     Undertaking for Costs...............................................................          44
Section 6.12     Waiver of Stay, Extension or Usury Laws.............................................          44

                                                   ARTICLE VII
                                                     TRUSTEE

Section 7.1      Duties of Trustee...................................................................          44
Section 7.2      Rights of Trustee...................................................................          45
Section 7.3      Individual Rights of Trustee........................................................          46
Section 7.4      Trustee's Disclaimer................................................................          46
Section 7.5      Notice of Defaults..................................................................          47
Section 7.6      Reports by Trustee to Holders.......................................................          47
Section 7.7      Compensation and Indemnity..........................................................          47
Section 7.8      Replacement of Trustee..............................................................          48
Section 7.9      Successor Trustee by Merger.........................................................          49

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                              PAGE
                                                                                                              ----

Section 7.10     Eligibility; Disqualification...............................................................  49
Section 7.11     Preferential Collection of Claims Against Company...........................................  49
Section 7.12     Trustee's Application for Instructions from the Company.....................................  49
Section 7.13     Reports by Trustee to Gaming Authorities....................................................  50

                                                  Article VIII
                                             DISCHARGE OF INDENTURE

Section 8.1      Discharge of Liability on Securities........................................................  50
Section 8.2      Repayment to the Company....................................................................  50

                                                    Article IX
                                                    AMENDMENTS

Section 9.1      Without Consent of Holders..................................................................  50
Section 9.2      With Consent of Holders.....................................................................  51
Section 9.3      Compliance with Trust Indenture Act.........................................................  52
Section 9.4      Revocation and Effect of Consents, Waivers and Actions......................................  52
Section 9.5      Notation on or Exchange of Securities.......................................................  53
Section 9.6      Trustee to Sign Supplemental Indentures.....................................................  53
Section 9.7      Effect of Supplemental Indentures...........................................................  53

                                                   Article X
                                                  CONVERSIONS

Section 10.1     Conversion Privilege........................................................................  53
Section 10.2     Conversion Procedure........................................................................  54
Section 10.3     Fractional Shares...........................................................................  55
Section 10.4     Taxes on Conversion.........................................................................  55
Section 10.5     Company to Provide Stock....................................................................  55
Section 10.6     Adjustment for Change in Capital Stock......................................................  55
Section 10.7     Adjustment for Rights Issue.................................................................  56
Section 10.8     Adjustment for Other Distributions..........................................................  57
Section 10.9     Adjustment for Company Tender Offer.........................................................  59
Section 10.10    When Adjustment May Be Deferred.............................................................  59
Section 10.11    When No Adjustment Required.................................................................  60
Section 10.12    Notice of Adjustment........................................................................  60
Section 10.13    Voluntary Increase..........................................................................  60
Section 10.14    Notice of Certain Transactions..............................................................  61
Section 10.15    Reorganization of Company; Special Distributions............................................  61
Section 10.16    Company Determination Final.................................................................  62
Section 10.17    Trustee's Adjustment Disclaimer.............................................................  62
Section 10.18    Simultaneous Adjustments....................................................................  62
Section 10.19    Successive Adjustments......................................................................  62

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                              PAGE
                                                                                                              ----
                                                       Article XI
                                                  SUBSIDIARY GUARANTEES

Section 11.1     Subsidiary Guarantees.......................................................................  62
Section 11.2     Contribution................................................................................  64
Section 11.3     Successors and Assigns......................................................................  64
Section 11.4     No Waiver...................................................................................  64
Section 11.5     Modification................................................................................  64
Section 11.6     Execution of Supplemental Indenture for Subsidiary Guarantors...............................  64

                                                        Article XII
                                                       MISCELLANEOUS

Section 12.1     Trust Indenture Act Controls................................................................  65
Section 12.2     Notices.....................................................................................  65
Section 12.3     Communication by Holders with Other Holders.................................................  66
Section 12.4     Certificate and Opinion as to Conditions Precedent..........................................  66
Section 12.5     Statements Required in Certificate or Opinion...............................................  66
Section 12.6     Separability Clause.........................................................................  67
Section 12.7     Rules by Trustee, Paying Agent, Conversion Agent, Reset Rate Agent and Registrar............  67
Section 12.8     Legal Holidays..............................................................................  67
Section 12.9     GOVERNING LAW...............................................................................  67
Section 12.10    No Recourse Against Others..................................................................  67
Section 12.11    Successors..................................................................................  67
Section 12.12    Multiple Originals..........................................................................  67
Section 12.13    Table of Contents; Headings.................................................................  67

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
                                                                                                              ----
EXHIBIT A         Form of Global Security....................................................................  A-1

EXHIBIT B         Transfer Certificate.......................................................................  B-1

EXHIBIT C         Form of Supplemental Indenture.............................................................  C-1

     INDENTURE dated as of January 29, 2003 between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation ("Company"), each Subsidiary that becomes a party hereto (the "Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero-Coupon Convertible Debentures due 2033:

                                   Article I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1 Definitions.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or any beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York and Nevada.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

     "Certificated Securities" means securities that are in registered definitive form.

     "Common Stock" shall mean the shares of common stock, $0.000625 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

     "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 101 Barclay Street 8W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Domestic Subsidiary" means any Subsidiary other than (a) a Foreign Subsidiary or (b) a Subsidiary of a Foreign Subsidiary.

     "Foreign Subsidiary" means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

     "Gaming Authority" means the United States federal government, any foreign government, or any state, county municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

     "Gaming Law" means any law, statute, ordinance, code, regulation, constitutional provision, rule, order, directive or other enforcement requirement now or hereafter in existence of any Gaming Authority.

     "Gaming License" means any license, qualification, finding of suitability, approval, franchise, or other authorization of the Company and its Subsidiaries on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under any Gaming Laws.

     "Global Security" means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) Capital Lease Obligations and (vi) all Indebtedness of others guaranteed by the Company or for which the Company or any of its property is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "NYSE" means The New York Stock Exchange.

     "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by a financial or accounting Officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.4 and 11.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

     "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Purchase Money Indebtedness" means Indebtedness:

     (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds; and

     (b) incurred to finance the acquisition, construction or lease by the Company or a Subsidiary Guarantor of such property, including additions and improvements thereto; provided, however, that such Indebtedness is incurred within 180 days after the acquisition, construction or lease of such property by the Company or such Subsidiary Guarantor.

     "Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

     "Repay" means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness. "Repayment" and "Repaid" shall have correlative meanings.

     "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A of this Indenture.

     "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means any of the Company's Zero-Coupon Convertible Debentures due January 29, 2033, as amended or supplemented from time to time, issued under this Indenture.

     "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.

     "Standard & Poor's" means Standard & Poor's Ratings Service or any successor to the ratings agency business thereof.

     "Subsidiary" means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

     "Stated Maturity", when used with respect to any Security, means January 29, 2033.

     "Subsidiary" means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

     "Subsidiary Guarantee" means a guarantee, on the terms as set forth in this Indenture by a Subsidiary Guarantor, of the Company's obligations with respect to the Securities.

     "Subsidiary Guarantor" means, unless released from its Subsidiary Guarantee as permitted by this Indenture, each Domestic Subsidiary that becomes a Guarantor of the Securities pursuant to Section 4.8 hereof.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the shares of Common Stock are not listed on the NYSE, on the principal other national or regional securities exchange on which the shares of Common Stock then are listed or, if the shares of Common Stock are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the shares of Common Stock are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the shares of Common Stock are then traded.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

     Section 1.2 Other Definitions.

Term Section:                                                                         Defined in:
"Accreted Conversion Price".........................................................  Exhibit A
"Accreted Value"....................................................................  Exhibit A
"Agent Members".....................................................................  2.13(e)
"beneficial owner"..................................................................  3.8(a)
"cash"..............................................................................  3.7(b)
"Change in Control".................................................................  3.8(a)
"Change in Control Purchase Date"...................................................  3.8(a)
"Change in Control Purchase Notice".................................................  3.8(c)
"Change in Control Purchase Price"..................................................  3.8(a)
"Closing Sale Price"................................................................  3.7(d)
"Code"..............................................................................  2.15
"Company Notice"....................................................................  3.7(e)
"Company Notice Date"...............................................................  3.7(c)
"Contributing Party"................................................................  11.2
"Claiming Guarantor"................................................................  11.2
"Conversion Agent"..................................................................  2.3
"Conversion Date"...................................................................  10.2
"Conversion Period".................................................................  Exhibit A
"Conversion Rate"...................................................................  10.1
"Depositary"........................................................................  2.1(a)
"DTC"...............................................................................  2.1(a)
"Event of Default"..................................................................  6.1
"Exchange Act"......................................................................  3.7(d)
"Ex-Dividend Time"..................................................................  10.1
"Extraordinary Cash Dividend".......................................................  10.8
"Initial Yield to Maturity".........................................................  Exhibit A
"Interest Payment Date".............................................................  Exhibit A
"Legal Holiday".....................................................................  12.8
"Legend"............................................................................  2.6(f)
"Market Price"......................................................................  3.7(d)
"Notice of Default".................................................................  6.1
"Obligations".......................................................................  12.1
"Parity Value"......................................................................  Exhibit A
"Paying Agent"......................................................................  2.3
"Purchase Date".....................................................................  3.7(a)
"Purchase Notice"...................................................................  3.7(a)
"Purchase Price"....................................................................  3.7(a)
"QIB"...............................................................................  2.1(a)
"Redemption Price"..................................................................  Exhibit A

Term Section:                                                                         Defined in:
"Registrar".........................................................................  2.3
"Reset Rate"........................................................................  Exhibit A
"Reset Rate Agent"..................................................................  2.4
"Restated Principal Amount".........................................................  Exhibit A
"Rule 144A Information".............................................................  4.6
"Securities Act"....................................................................  3.7(d)
"Tax Event".........................................................................  Exhibit A
"Time of Determination".............................................................  10.1
"Trading Price".....................................................................  Exhibit A
"Upward Interest Adjustment"........................................................  Exhibit A

     Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities and the Subsidiary Guarantees.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.4 Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with "U.S. GAAP";

     (3) "or" is not exclusive;

     (4) "including" means including, without limitation;

     (5) words in the singular include the plural, and words in the plural include the singular;

     (6) all references to $, dollars, cash payments or money refer to United States currency; and

     (7) all references to "interest" on any Security in this Indenture shall mean accretion to the principal amount of such Security unless such reference is to "cash interest."

     Section 1.5 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (b) The ownership of Securities shall be proved by the register for the Securities.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Conversion Agent or the Reset Rate Agent in reliance thereon, whether or not notation of such action is made upon such Security.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   Article II

                                 THE SECURITIES

     Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

     (a) Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued, initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions.

     Any adjustment of the aggregate principal amount at maturity of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.13 hereof and shall be made on the records of the Trustee and the Depositary.

     (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

"THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR

OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HERBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF INTERNATIONAL GAME TECHNOLOGY THAT THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

     Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Securities shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount at maturity and any integral multiple thereof.

     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount at maturity (subject to adjustment) of up to $969,790,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount at maturity of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

     Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer, exchange and conversion. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     Section 2.4 Reset Rate Agent. The Company and the Trustee agree that Goldman, Sachs & Co. will act as the reset rate agent (the "Reset Rate Agent"). If requested by the Company, the Reset Rate Agent shall seek an indicative reference rate from one other nationally recognized investment bank engaged for such purpose by the Company. The determination of any applicable Reset Rate shall be made by the Reset Rate Agent by averaging the reference rate it has determined with the indicative reference rate provided by such other investment bank. If an indicative reference rate cannot reasonably be obtained from one other nationally recognized investment bank or if the Company chooses not to engage such other investment bank, then the rate determined by the Reset Rate Agent shall be used. The determination of any applicable Reset Rate by the Reset Rate Agent will be conclusive and binding upon the Reset Rate Agent, the Company, the Trustee and the holders of the Debentures, in the absence of manifest error.

     The Reset Rate Agent may be removed at any time with or without cause by the Company giving at least sixty (60) days' written notice to the Reset Rate Agent. The Reset Rate Agent may resign at any time upon giving at least thirty
(30) days' written notice to the Company. A successor Reset Rate Agent will be appointed by the Company.

     Section 2.5 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 2.6 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each January 29 and July 29 and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.7 Transfer and Exchange. Subject to Section 2.12 hereof, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount at maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.13 and this Section 2.7(b). Transfers of a Global Security shall be limited to transfers of such Global Security, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (f) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibit A setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

     Section 2.8 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, in cash, Common Stock or a combination thereof as permitted in this Indenture, as the case may be.

     Upon the issuance of any new Securities under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every replacement Security is an additional obligation of the Company.

     Section 2.9 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount at maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company, any Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

     If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

     Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of such cancelled securities in its customary manner. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X.

     Section 2.12 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.13 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.7 and Section 2.13(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.7 and Section 2.13(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section
2.7 and Sections 2.13(a)(iii) and (iv) below.

          (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.13(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.13(a).

          (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except if DTC is at any time unwilling or unable to continue as a Depositary and a successor Depositary is not appointed by the Company within 90 days and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

          (A) so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit B;

          (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount at maturity or Accreted Value of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

          (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of the Securities represented by the Global Security to be decreased by the aggregate principal amount at maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so issued.

          (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

     (y) to register the transfer of such Certificated Securities; or

     (z) to exchange such Certificated Securities for an equal principal amount at maturity of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

     (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the

          Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

          (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

          (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

          (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B-1, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

          (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

     Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

          (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount at maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased by the aggregate principal amount at maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount at maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount at maturity.

     (b) Subject to the succeeding Paragraph (c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

     (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.13 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

     (d) As used in the preceding two paragraphs of this Section 2.13, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

     (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

     (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

     (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

     (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

     (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

     Section 2.14 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any

Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP numbers.

     Section 2.15 Original Issue Discount. The Trustee on behalf of the Holders agrees (i) that for United States federal income tax purposes the Securities will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 7.75% compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 11.2. The Company shall file with the Trustee no later than the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the United States Internal Revenue Code of 1986, as amended from time to time (the "Code").

                                  Article III

                            REDEMPTION AND PURCHASES

     Section 3.1 Company's Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of Paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 10 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount at maturity of Securities to be redeemed and that such redemption is being made pursuant to Paragraph 5 or Paragraph 10 of the Securities.

     The Company shall give each notice to the Trustee provided for in this
Section 3.1 at least 45 days before the redemption date unless the Trustee consents to a shorter period or unless a shorter period is required by the applicable Gaming Authority with respect to a redemption pursuant to Paragraph 10 of the Securities. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

     Section 3.2 Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations larger than $1,000. Securities and portions of Securities the Trustee selects shall be in principal amounts at maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.3 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price;

     (3)  the then existing Conversion Rate;

     (4)  the name and address of the Paying Agent and the Conversion Agent;

     (5) that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date;

     (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Paragraph 8 of the Securities;

     (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (8) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

     (9) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

     (10) the CUSIP number(s) of the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

     Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

     Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to
Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

     Section 3.7 Purchase of Securities by the Company at Option of the Holder.
(a) General. Securities shall be purchased by the Company pursuant to Paragraph 7 of the Securities at the option of the Holder on January 29, 2006, January 29, 2008, January 29, 2013, January 29, 2018, January 29, 2023 and January 29, 2028
or the next Business Day following such dates to the extent such dates are not Business Days (each, a "Purchase Date"), at the Accreted Value plus accrued and unpaid cash interest, if any, on such Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last day prior to such Purchase Date stating:

          (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (B) the portion of the principal amount at maturity of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

          (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 7 of the Securities and in this Indenture, and

          (D) in the event the Company elects, pursuant to Section 3.7(b), to pay the Purchase Price, in whole or in part, in Common Stock but such portion of the

          Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the last day prior to the relevant Purchase Date, as set forth in
          Section 3.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

     (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this
          Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Security, if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.7 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the last day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Securities to be purchased on any Purchase Date other than the Purchase Date on January 29, 2006 (or, if such day is not a Business Day, the next Business Day following such date) pursuant to Section 3.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.8(d), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash and in Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in
Section 3.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.7(b) or pursuant to Section 3.7(d) in the event of a failure to satisfy, prior to the close of business on the last day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

     At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company,

          (ii) the information required by Section 3.7(e) in the Company Notice,

          (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.7(d) have been or will be complied with and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.7(e).

     (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (d) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to
Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) the Market Price of one share of

Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

     The Company will not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     If the Company elects to purchase the Securities in whole or in part by the issuance of Common Stock, the Company Notice, as provided in Section 3.7(e), shall be sent to the Holders (and to beneficial owners as and to the extent required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

     The Company's right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

          (i) the Company's having given timely Company Notice of an election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

          (ii) the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

          (iii) the listing of such shares of Common Stock on the principal national securities exchange (currently the NYSE) on which the shares of Common Stock are listed;

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

     Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount at maturity of Securities and the Closing Sale Price of a share of Common Stock on each trading day during the period beginning on the first trading day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 3.7 through the issuance of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

     The "Market Price" means the average of the Closing Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on the Purchase Date, of any event described in Sections 10.6, 10.7 or 10.8; subject, however, to the conditions set forth in Sections 10.10 and 10.11.

     The "Closing Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the Common Stock is not listed on the NYSE, then on the principal other national or regional securities exchange on which the Common Stock then is listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

     Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's Web site or through such other public medium as the Company may use at that time.

     (e) Notice of Election. In connection with any election by the Company to pay the Purchase Price for the Securities in whole or in part by the issuance of Common Stock pursuant to Paragraph 7 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.7(e) (the "Company Notice").

     The Company Notice shall:

     (1) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (2) describe the method of calculating the Market Price of the Common Stock; and

     (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (ii) the Purchase Price and the then Conversion Rate;

          (iii) the name and address of the Paying Agent and the Conversion
     Agent;

          (iv) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
     Article X hereof and Paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (v) that Securities must be surrendered to the Paying Agent to collect payment;

          (vi) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

          (vii) the procedures the Holder must follow to exercise its put rights under this Section 3.7 and a brief description of those rights;

          (viii) briefly, the conversion rights of the Securities;

          (ix) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.7(a)(1)(D) or Section 3.9);

          (x) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on the Purchase Date; and

          (xi) the CUSIP number of the Securities.

     At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (f) Covenants of the Company. All Common Stock delivered upon purchase of the Securities pursuant to Section 3.7 or Section 3.8 shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (g) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under this Section 3.7 or for fractional interests, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 3.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate in global form for the shares of Common Stock is registered shall be treated as a holder of record of the Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock, the record date for which dividends occurred on or prior to the Purchase Date.

     (h) Taxes. If a Holder of a purchased Security is paid in shares of Common Stock pursuant to this Section 3.7, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     Section 3.8 Purchase of Securities at Option of the Holder upon a Change in Control. (a) If a Change in Control occurs, the Securities not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, at the Purchase Price on the Change in Control Purchase Date (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Purchase Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

     A "Change in Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

          (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by clause
     (a)(ii)(B) of this Section 3.8; or

          (ii) the Company merges or consolidates with or into any other person (other than a Subsidiary), any merger of another person (other than a Subsidiary) into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person (other than a Subsidiary), other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of the Company's outstanding shares of Common Stock (other than the cancellation of any of the Company's outstanding shares of Common Stock held by the person with whom the Company mergers or consolidates), or (B) pursuant to which the holders of the Company's shares of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 3.8, a Change in Control shall not be deemed to have occurred if (A) the Closing Sale Price per share of Common Stock on the NYSE or, if the shares of Common Stock are not listed on the NYSE, on the principal other national or regional securities exchange on which the shares of Common Stock are then listed, or if the shares of Common Stock are not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, of if the shares of Common Stock are not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the shares of Common Stock are then traded, for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock. For purposes of this Section 3.8, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a Person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "Person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     At the option of the Company, all or a specified percentage of the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.8(b) has been given may be paid by the Company by the issuance of a number of shares of Common Stock or, in the case of a merger in which the Company is not the surviving corporation, common stock, ordinary shares, American Depositary Shares or analogous securities of the surviving corporation or its direct or indirect parent, equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or a specified percentage of the Change in Control Purchase Price of such

Securities in cash, (ii) the product of (A) the Market Price of the Common Stock, subject to the next succeeding paragraph and (B) 0.95.

     The Company will not issue fractional shares of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash based on the current Market Price for all fractional shares. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     In the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to this Section 3.8(a) or pursuant to Section 3.8(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in shares of Common Stock.

     At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company;

          (ii) the information required by Section 3.8(b);

          (iii) if the Company elects to pay all or a specified percentage of the Change in Control Purchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.8(a) have been or will be complied with; and

          (iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 3.8(b).

     The Company's right to exercise its election to purchase Securities through the issuance of Common Stock shall be conditioned upon:

          (i) the Company's giving of timely Change in Control Notice to purchase Securities with Common Stock as provided herein;

          (ii) the registration of such Common Stock under the Securities Act or the Exchange Act, in each case, if required;

          (iii) such Common Stock shall have been listed on the principal national or regional securities exchange (currently the NYSE) on which the shares of Common Stock are then listed, or if the shares of Common Stock are not listed on a national or regional exchange, then on the National Association of Securities

     Dealers Automated Quotation System, of if the Common Stock are not quoted on the National Association of Securities Dealers Automated Quotation System, then on the principal other market on which the Common Stock are then traded;

          (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of all or a specified percentage of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of all or a specified percentage of the Change in Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

     Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock of to be issued for each $1,000 principal amount at maturity of Securities, (ii) the Closing Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Change in Control Purchase Price in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available or obtainable (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.8 through the issuance of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

     Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount at maturity of Securities (not later than the third Business Day prior to the Change in Control Purchase Date), the Company shall publish such determination through Dow Jones & Company, Inc. or Bloomberg Business News or otherwise make such information publicly available.

     (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice," the date of such mailing, the "Change in Control Notice Date") by first- class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

     (1) briefly, the nature of the Change in Control and the date of such Change in Control;

     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

     (3)  the Change in Control Purchase Date;

     (4)  the Change in Control Purchase Price;

     (5)  the name and address of the Paying Agent and the Conversion Agent;

     (6)  the then existing Conversion Rate and any adjustments thereto;

     (7) that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (8) that the Securities must be surrendered to the Paying Agent to collect payment;

     (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

     (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

     (11) briefly, the conversion rights, if any, of the Securities;

     (12) the procedures for withdrawing a Change in Control Purchase Notice;

     (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

     (14) the CUSIP number(s) of the Securities.

     In the event the Company has elected to pay all or a specified percentage of the Change in Control Purchase Price with shares of Common Stock, the Change in Control Notice shall:

     (1) state that the Company will pay the Change in Control Purchase Price with shares of Common Stock;

     (2) describe the method of calculating the number of shares of Common Stock to be paid;

     (3) state that because the Market Price of the Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date.

     (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Change in Control Purchase Notice, stating:

     (1) the certificate number of the Security which the Holder will deliver to be purchased;

     (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

     (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 7 of the Securities; and

     (4) in the event the Company elects, pursuant to Section 3.8(b), to pay all or a specified percentage the Change in Control Purchase Price in Common Stock but the Change in Control Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to payment of the Change in Control Purchase Price in Common Stock are not satisfied prior to the close of business on the Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Change in Control Purchase Notice relates (stating the principal amount at maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates.

     If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (4) above, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (4).

     The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

     (d) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

     (e) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchases under this Section 3.8 or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate in global form for the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The Person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock on the record date for which occurred on or prior to the Change in Control Purchase Date.

     (f) Taxes. If a Holder of a purchased Security is paid in Common Stock pursuant to this Section 3.8, the Company shall pay all, stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     Section 3.9 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.7(d) or Section 3.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(d) or Section 3.8(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the last day prior to the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

     (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted or the appropriate Depositary procedures if Certificated Securities have been issued,

     (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

     (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     Section 3.10 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5) an amount of cash (in immediately available funds if deposited on such Business Day) and/or shares of Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     Section 3.11 Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at maturity equal to, and in exchange for, the portion of the principal amount at maturity of the Security so surrendered which is not purchased.

     Section 3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

     Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Paragraph 12 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(e)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(e)).


                                   ARTICLE IV

                                    COVENANTS

     Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company on the required date. The Company may, at its option, make payments in respect of the Securities by check mailed to a Holder's registered address or, with respect to global Securities, by wire transfer. The Company shall make any required interest payments to the Person in whose name each Security is registered at the close of business on the record date for such interest payment. Principal amount, Accreted Value plus accrued interest, if any, Redemption Price, Purchase Price, Change in Control Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company and the Subsidiary Guarantors also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

     Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of The Bank of New York, at 101 Barclay Street 8W, New York, New York 10286 (Attention: Corporate Trust Administration:
International Game Technology Zero-Coupon Convertible Debentures due 2033), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

     Section 4.6 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with
Section 3.8(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a Person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section 4.7 Notification of Upward Interest Adjustment. The Company shall notify the Trustee upon the occurrence of an Upward Interest Adjustment as contemplated by the form of Security attached hereto as Exhibit A and of the effect that such Upward Interest Adjustment has upon transfers permitted by
Section 2.7. Unless and until the Trustee receives such certificate, the Trustee may assume without inquiry that no Upward Interest Adjustment has occurred or is required to have occurred.

     Section 4.8 Future Subsidiary Guarantees. (a) At any time in the future that the Company's long term senior debt credit rating (or if the Securities have been rated, the rating on the Securities) is below Baa3 by Moody's or BBB-by Standard & Poor's, the Company shall cause each of its Domestic Subsidiaries having an aggregate of $10,000,000 or more of Indebtedness or Preferred Stock outstanding at any time to promptly become a Subsidiary Guarantor by causing such Domestic Subsidiary to execute and deliver to the Trustee a Supplemental Indenture in the form of Exhibit C hereto as contemplated by Section 11.6, provided that (a) with respect to any Subsidiary acquired after the date of issuance of the Securities in accordance with the terms of this Indenture, any Indebtedness or Preferred Stock outstanding on or prior to the date on which such Subsidiary was acquired by the Company (unless such Indebtedness or Preferred Stock was incurred or issued, as applicable, as consideration for, or to provide all or any portion of the funds or credit support utilized to consummate, the transactions or series of transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by the Company), (b) Indebtedness in respect of Capital Lease Obligations and Purchase Money Indebtedness, and (c) intercompany indebtedness will not be considered Indebtedness for purposes of this Section 4.8.

     (b) At any time in the future that the Company's long term senior debt credit rating (or if the Securities have been rated, the rating on the Securities) is below Baa3 by Moody's or BBB- by Standard & Poor's, if any of the Company's Subsidiaries guarantee any other Indebtedness of the Company (other than the Securities), the Company shall cause such Subsidiary to become a Subsidiary Guarantor by causing such Subsidiary to execute and deliver to the Trustee a Supplemental Indenture in the form of Exhibit C hereto as contemplated by Section 11.6.

     (c) Any Subsidiary Guarantee granted hereunder shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer of all of the Capital Stock in, or all or substantially all the assets of, the applicable Subsidiary Guarantor (in each case other than to the Company or any Affiliate of the Company).

     (d) Any Subsidiary Guarantee granted hereunder shall be released if the Company's long term senior debt credit rating (or if the Securities have been rated, the rating on the Securities) is Baa3 or higher by Moody's and BBB- or higher by Standard & Poor's as long as no Event of Default has occurred and is continuing hereunder.

     (e) The Company shall cease to be subject to this Section 4.8 on the earlier of: (i) January 29, 2006, the first Purchase Date, and (ii) the date on which none of the Company's other senior Indebtedness contains a future subsidiary guarantee covenant.


                                   Article V

                              SUCCESSOR CORPORATION

     Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, permit any Person to consolidate with or merge into the Company, unless:

     (a) either (1) the Company shall be the surviving Person or (2) the surviving Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

     (b) each Subsidiary Guarantor, if any, shall execute and deliver to the Trustee a supplemental indenture confirming the obligation of such Subsidiary Guarantor to pay the principal of and interest on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee;

     (c) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (d) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.


                                   Article VI

                              DEFAULTS AND REMEDIES

     Section 6.1 Events of Default. The following events shall be "Events of Default":

     (1) the Company defaults in any payment of cash interest due and payable on the Securities (after any Upward Interest Adjustment or any election by the Company to pay cash interest following a Tax Event), and such default continues for a period of 30 days;

     (2) the Company defaults in the payment of all or any part of the principal of, or premium, if any, on the Securities and accrued cash interest (after an Upward Interest Adjustment or following an election to pay cash interest after a Tax Event) when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

     (3) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clauses (1) or (2)) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

     (4) a default by the Company or any Significant Subsidiary under any Indebtedness (other than the Securities) having an outstanding principal amount of $50,000,000 (or its foreign currency equivalent), after the applicable grace period, which results in acceleration of the maturity of such Indebtedness, unless such declaration has been rescinded within 30 days;

     (5) a default by the Company or any Significant Subsidiary in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate principal amount exceeding $50,000,000 and continues unremedied and unwaived for more than 30 business days after the expiration of any grace period or extension of the time for payments applicable thereto;

     (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

          (D)  grants any similar relief under any foreign laws;

          and in each such case the order or decree remains unstayed and in effect for 60 days; or

     (8) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

     The foregoing will constitute Events of Default what ever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the

Accreted Value plus principal of and accrued and unpaid cash interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(7) or (8) with respect to the Company occurs and is continuing, the Accreted Value plus accrued and unpaid cash interest, if any, on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Securityholder may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Accreted Value plus accrued and cash unpaid interest, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Accreted Value plus accrued and unpaid cash interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Securityholder may waive an existing Default and its consequences except (i) an Event of Default described in Section 6.1(1), (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder or (iii) a Default which constitutes a failure to convert any Security in accordance with the terms of
Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is prejudicial to the rights of other Securityholders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

     Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

     (2) the Holders of at least 25% in aggregate principal amount at maturity of the Securities at the time outstanding make a written request, and such Holder of or Holders shall have offered reasonable indemnity satisfactory, to the Trustee to pursue such proceeding as trustee; and

     (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in such Holder's Securities or any Redemption Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

     Section 6.8 Collection Suit by Trustee. If an Event of Default specified in
Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

     Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

     Section 6.10 Priorities. If the Trustee collects any money pursuant to this
Article VI, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.7;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the Accreted Value, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

     Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  Article VII

                                     TRUSTEE

     Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b)  Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (1)  this paragraph does not limit the effect of Paragraph (b) of this
          Section 7.1;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (a), (b) and (c) of this Section 7.1.

     (e) The Trustee shall not be liable for interest on any money received by it.

     (f) Money or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar and Paying Agent.

     (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) a Trust Officer of the Trustee has received written notice thereof from the Company, a Subsidiary Guarantor or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

     Section 7.2 Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its own selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

     (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

     (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

     (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent, Reset Rate Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default described in
Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this
Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

     Section 7.6 Reports by Trustee to Holders. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2003, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     Section 7.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Subsidiary Guarantor shall jointly and severally fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company or any Subsidiary Guarantor of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in
Section 6.1(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Company and applicable Gaming Authorities at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee. The Company shall remove the Trustee if:

     (1)  the Trustee fails to comply with Section 7.10;

     (2)  the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property;

     (4)  the Trustee otherwise becomes incapable of acting;

          or

     (5) the Trustee becomes disqualified or is found unsuitable under any applicable Gaming Law, or the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount at maturity of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     Section 7.12 Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the

Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

     Section 7.13 Reports by Trustee to Gaming Authorities. (a) The Trustee shall promptly report the names of all Holders of the Securities to any Gaming Authorities upon request of such Gaming Authorities or the Company. The Trustee shall provide to any Gaming Authorities upon request of such Gaming Authorities or the Company, copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee's rights under this Indenture, any amendment to this Indenture or the Securities and notice of any recession, annulment or waiver in respect of an Event of Default under this Indenture.

     (b) The Trustee shall cooperate with the Company in providing information relating to the Securities or the Holders to any Gaming Authority pursuant to applicable Gaming Laws.


                                  Article VIII

                             DISCHARGE OF INDENTURE

     Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.8) for cancellation or (ii) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee cash or Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.8), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     Section 8.2 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.


                                   Article IX

                                   AMENDMENTS

     Section 9.1 Without Consent of Holders. The Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder so long as such changes, other than those in clause (2), do not materially and adversely affect the interests of the Securityholders:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Article V;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (4) to provide any security for or guarantee of the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided herein;

     (5) to add additional guarantees with respect to the Securities or to release Subsidiary Guarantors from Subsidiary Guarantees as provided for herein;

     (6) to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

     (7) to make any change that does not adversely affect any outstanding Securities in any material respect;

     (8)  to add Events of Default with respect to the Securities; or

     (9) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company by this Indenture;

     (10) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

     (11) to add circumstances under which the Company will pay additional cash interest on the Securities.

     After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities at the time outstanding, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

     (1) reduce the rate of accrual of interest referred to in Paragraph 1 of the Securities or change the time for payment of interest thereon;

     (2) reduce the principal amount at maturity or the Accreted Value of or extend the Stated Maturity of any Security;

     (3) reduce the calculation of the value of the Common Stock to which reference is made in determining whether an Upward Interest Adjustment will be made on the Securities, or change the method by which this value is calculated;

     (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or change the time at which the Securities may be redeemed or repurchased;

     (5) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

     (6) make any payments on the Securities payable in currency other than as stated in the Security;

     (7) make any change in the percentage of principal amount at maturity of Securities necessary to waive compliance with the provisions of
          Section 6.4 or this Section 9.2, except to increase any percentage set forth therein;

     (8) make any change that in the good faith judgment of the Company's Board of Directors and the Trustee adversely affects the right to convert any Security in accordance with the terms thereof and this Indenture;

     (9) impair a Holder's right to institute suit for the enforcement of any payment on the Securities or any Subsidiary Guarantee; or

     (10) waive a continuing default or Event of Default regarding any payment on the Securities.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

     Section 9.4 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   Article X

                                   CONVERSIONS

     Section 10.1 Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of principal amount at maturity thereof (the "Conversion Rate") shall be that set forth in Paragraph 8 of the Securities, subject to adjustment as herein set forth. The Company shall notify the Trustee of the date on which the Securities first become convertible, which certificate shall set forth the calculations on which such determination was made. Unless and until the Trustee receives such certificate, the Trustee may assume without inquiry that the Securities are not convertible.

     A Holder may convert a portion of the principal amount at maturity of a Security if the portion converted is in a $1,000 principal amount at maturity or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.7 or 10.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

     Section 10.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in Paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder's Securities for conversion is the conversion date (the "Conversion Date").

     As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate in global form for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section
10.3. The Person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security in its entirety, such Person shall no longer be a Holder of such Security.

     No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article X. On conversion of a Security, that portion of accrued and unpaid cash interest, if any, through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Accreted Value of the Security being converted pursuant to the provisions hereof. The Company will not adjust the conversion ratio to account for accrued cash interest, if any. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Accreted Value of the Securities converted.

     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount at maturity to the unconverted portion of the Security surrendered.

     Section 10.3 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash based on the current market value of the fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Closing Sale Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

     Section 10.4 Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all stamp and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     Section 10.5 Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

     Section 10.6 Adjustment for Change in Capital Stock. If, after the Issue Date of the Securities, the Company, or in the case of (4) below, any Subsidiary of the Company:

     (1) pays a dividend or makes another distribution to all holders of the Company's Common Stock payable exclusively in shares of Common Stock on the Company's Common Stock;

     (2) subdivides the outstanding shares of Common Stock into a greater number of shares;

     (3) combines the outstanding shares of Common Stock into a smaller number of shares; or

     (4) pays a dividend or makes another distribution to all holders of the Company's Common Stock consisting of the Company's debt, securities or assets or certain rights to purchase the Company's securities (other than shares of Common Stock or rights, warrants or options referred to in Section 10.7 and dividends or other distributions paid exclusively in cash), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action; provided, however, that no adjustment shall be made pursuant to clause (4) if all the Holders of the Securities may participate in such dividend or distribution.

     The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article X.

     Section 10.7 Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights or warrants to all holders of the Company's Common Stock entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at a price per share less (or having a conversion price per share less) than the then current Market Price as of the Time of Determination (except that no adjustment will be made if Holders of the Securities may participate in the distribution on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate), the Conversion Rate shall be adjusted in accordance with the formula:

     R' = R x       (O + N)
                ---------------
                (O + (N x P)/M)

where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P = the offering price per share of the additional shares.

     M = the Market Price, minus, in the case of (i) a distribution to which
Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

     (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution and

     (2) the Company's or debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 distribution.

     The Board of Directors shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a spin-off.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

     No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R' that is equal to or less than the value of R.

     Section 10.8 Adjustment for Other Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding
(x) distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and (y) cash dividends or other cash distributions unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formula:

     R' =     R x M
           -----------
              (M-F)

     where:

     R' = the adjusted Conversion Rate.

     R = the current Conversion Rate.

     M = the Market Price, minus, in the case of a distribution to which Section 10.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the shares of Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Market Price shall mean the Closing Sale Price for the Common Stock on the same trading day.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

     For purposes of this Section 10.8, the term "Extraordinary Cash Dividend" shall mean the sum of (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of the Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution.

     If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all other cash dividends or cash distributions gives rise to an adjustment of the Conversion Rate pursuant to this Section 10.8, then such cash dividend together with all such other cash dividends or cash distributions shall, for purposes of applying the formula set forth above in this Section 10.8, cause the value of "F" to equal (y) the aggregate amount of such cash dividend together with the amounts of such other cash dividends or cash distributions within the preceding 12 months, minus (z) the aggregate amount of all cash dividends or cash distributions within the preceding 12 months for which a prior adjustment in the Conversion Rate was previously made.

     In the event that, with respect to any distribution to which this Section
10.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.15 shall apply to such distribution.

     Section 10.9 Adjustment for Company Tender Offer

     If, after the Issue Date of the Securities, the Company or any Subsidiary of the Company pays holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock to the extent that the offer involves aggregate consideration that, together with (i) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (ii) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment in each case, exceeds an amount equal to 12.5% of the market capitalization of the shares of Common Stock on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this Section 10.9 by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current Market Value per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock (less any Purchased Shares) at the Expiration Time and the current Market Value per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

     Section 10.10 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

     Section 10.11 When No Adjustment Required. No adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights, in each case, pursuant to any stockholders rights plan the Company may adopt from time to time:

     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

     (2) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

     No adjustment need be made for a transaction referred to in 10.7 or 10.8 if Holders of the Securities may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for a transaction referred to in
10.8 above if all Holders of the Securities may participate in the transaction.

     No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

     To the extent the Securities become convertible pursuant to this Article 10 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Section 10.12 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 10.13 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of
Section 10.6, 10.7 or 10.8.

     Section 10.14 Notice of Certain Transactions. If:

     (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7, 10.8 or 10.9 (unless no adjustment is to occur pursuant to Section 10.11); or

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or

     (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     Section 10.15 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     Section 10.16 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.15 or 10.17 is conclusive, absent manifest error.

     Section 10.17 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.17 as the Trustee.

     Section 10.18 Simultaneous Adjustments. In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

     Section 10.19 Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.


                                   Article XI

                              SUBSIDIARY GUARANTEES

     Section 11.1 Subsidiary Guarantees. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any

Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

     Except as expressly set forth in Section 4.8, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

     Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.1.

     Section 11.2 Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.1, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

     Section 11.3 Successors and Assigns. This Article XI shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     Section 11.4 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     Section 11.5 Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     Section 11.6 Execution of Supplemental Indenture for Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to
Section 4.8 shall
promptly execute and deliver to the Trustee a Supplemental Indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XI and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.


                                  Article XII

                                  MISCELLANEOUS

     Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 12.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Company:

     International Game Technology
     9295 Prototype Drive
     P.O. Box 10580
     Reno, NV 89510
     Facsimile: (775) 448-0777

     Attention of: Chief Financial Officer

     if to any Subsidiary Guarantor, to such Subsidiary Guarantor:

     c/o International Game Technology
     9295 Prototype Drive
     P.O. Box 10580
     Reno, NV 89510
     Facsimile: (775) 448-0120

     if to the Trustee:

     The Bank of New York
     101 Barclay Street 8W
     New York, New York 10286

     Facsimile: (212) 815-5704

     Attention:  Corporate Trust Administration

     The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 12.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

     Section 12.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

     Section 12.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.7 Rules by Trustee, Paying Agent, Conversion Agent, Reset Rate Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Paying Agent and the Reset Rate Agent may make reasonable rules for their functions.

     Section 12.8 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     Section 12.9 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 12.11 Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 12.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, INTERNATIONAL GAME TECHNOLOGY has caused this Indenture to be duly executed as a deed the day and year first before written.


INTERNATIONAL GAME TECHNOLOGY


/s/ Maureen T. Mullarkey
--------------------------------------------
Name:    Maureen T. Mullarkey
Title:   Executive Vice President and Chief Financial Officer


     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.


                                              THE BANK OF NEW YORK


                                              By: /s/ Stacey B. Poindexter
                                                  -----------------------------
                                                  Name:  Stacey B. Poindexter
                                                  Title:  Assistant Treasurer

                                                                       EXHIBIT A



                        [FORM OF FACE OF GLOBAL SECURITY]

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE AND THE COMMENCEMENT DATE FOR THE ACCRUAL OF ORIGINAL ISSUE DISCOUNT IS JANUARY 29, 2003, AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 1.75% PER ANNUM. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE "COMPARABLE YIELD" IS SET FORTH IN
SECTION 2.15 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF INTERNATIONAL GAME TECHNOLOGY THAT THIS SECURITY AND

ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                          International Game Technology

                   Zero-Coupon Convertible Debentures due 2033

No.                                           CUSIP:
Issue Date:  January 29, 2003                 Original Issue Discount: $407.09 (for
Issue Price: $592.91 (for each $1,000         each $1,000 principal amount at
Principal amount at maturity)                 maturity)

     International Game Technology, a Nevada corporation, promises to pay to Cede & Co. or registered assigns, the principal amount at maturity of [ ] (U.S.$[ ]) on January 29, 2033.

     This Security shall not bear interest except as specified on the other side of this Security. This Security shall accrete interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

Dated: January 29, 2003                            INTERNATIONAL GAME TECHNOLOGY



                                                   By:  ________________________
                                                   Title: ______________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By ____________________
   Authorized Signatory

Dated:

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                   Zero-Coupon Convertible Debentures due 2033

1.   Interest.

     Except as provided below, this Security shall not bear periodic interest.

     This Security shall accrete interest at a rate of 1.75% per annum (the "Initial Yield to Maturity"), on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

     General. The Company will not pay cash interest on the Security unless there is an Upward Interest Adjustment or if the Company elects to pay cash interest following a Tax Event (as defined below) and only then as and to the extent specifically provided herein. Cash interest, if any, will be based on a 360-day year comprised of twelve 30-day months, and will be payable semi-annually on January 29 and July 29 (each, an "interest payment date"). The record date for the payment of cash interest to Holders will be the close of business on January 14 and July 14 of each year (whether or not a Business Day); provided, that cash interest payable at Stated Maturity or upon redemption or repurchase will be payable to the Person to whom the Accreted Value is payable. Cash interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion the Holder must pay the Company the cash interest which has accrued and will be paid on such interest payment date. No such payment need be made with respect to Securities which will be redeemed after a record date and prior to the corresponding interest payment date.

     If the Purchase Price, Redemption Price or Change of Control Purchase Price or Accreted Value, as applicable, of a Security or any portion of such Purchase Price, Redemption Price or Change of Control Purchase Price or Accreted Value, as applicable, is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 5 hereof, upon the date set for payment of the Purchase Price or the Change in Control Purchase Price pursuant to Paragraph 7 hereof, or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.75% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

     Upward Interest Adjustment. The Issue Price of this Security represents an accretion rate of 1.75% per annum through the Stated Maturity unless an Upward Interest Adjustment (as defined below) occurs. If the average of the Closing Sale Prices of the Company's Common Stock (as defined below) is less than or equal to 60% of the Accreted Conversion Price of this Security for any 20 out of the last 30 trading days ending on the third trading days prior to any Purchase Date (as defined in the Indenture), then the yield-to-maturity on this Security will be subject to an upward interest adjustment for the subsequent six-month period (an "Upward Interest Adjustment").

     Once an Upward Interest Adjustment is in effect for the six-month period after a Purchase Date, the Upward Interest Adjustment will remain in effect for each subsequent six-month period until the next Purchase Date (or, in the case of an Upward Interest Adjustment in effect for the six-month period after the January 29, 2028 Purchase Date, until Stated Maturity) if the average of the Closing Sale Prices of the Common Stock is less than or equal to 60% of the Accreted Conversion Price of the Securities for 20 out of the last 30 trading days ending on the third trading day preceding the January 29 or July 29 on which such six-month period begins. If the average of the Closing Sale Prices of the Common Stock is greater than 60% of the Accreted Conversion Price of the Securities for 20 out of the last 30 trading days ending on the third trading day preceding any January 29 or July 29, then no Upward Interest Adjustment will be in effect, and the yield-to-maturity on the Securities will revert back to the Initial Yield to Maturity, for the subsequent six-month period. If the average of the Closing Sale Prices of the Common Stock is greater than 60% of the Accreted Conversion Price of the Securities for 20 out of the last 30 trading days ending on the third trading day preceding any repurchase date, then the yield-to-maturity on the Securities will not be subject to an upward interest adjustment until the next Purchase Date.

     If an Upward Interest Adjustment is in effect for a particular six-month period, the Company shall pay cash interest on the Accreted Value of the Securities at a rate per annum equal to the Reset Rate (as defined below) minus the Initial Yield to Maturity. The Securities will accrete at the Initial Yield to Maturity whether or not an upward interest adjustment is in effect.

     The "Reset Rate" for any six-month period, as determined by the Reset Rate Agent (as defined below), will be equal to the rate (the "Reference Fixed Rate") that would, in the sole judgment of the Reset Rate Agent, result in a trading price of par with a hypothetical issue of senior, non-convertible, fixed rate debt securities of the Company with:

     (i) a final maturity equal to the term from the Purchase Date on which the Reset Rate is determined until the next Purchase Date (or Stated Maturity if the Purchase Date is the January 29, 2028 Purchase Date);

     (ii) an aggregate principal amount equal to the then Accreted Value of the Securities; and

     (iii) provisions that are, insofar as would be practicable for an issue of senior, non-convertible, fixed-rate debt securities with no restrictive covenants, substantially identical to those of the Securities.

     In no case, however, will the Reset Rate ever be greater than 12% per annum without the prior written consent of the Company. Also, if the Reset Rate Agent determines in its sole judgment that there is no suitable Reference Fixed Rate, the Reset Rate shall be the Reset Rate most recently determined (except if there are no Reset Rate most recently determined, in which case the Reset Rate shall be a rate reasonably determined by the Reset Rate Agent to reflect current market conditions), such Reset Rate to remain in effect until the Reset Rate Agent determines that there is a suitable Reference Fixed Rate, at which time the Reset Rate Agent shall determine a new Reset Rate.

     "Accreted Conversion Price" means, as of any date, the Accreted Value of this Security divided by the applicable Conversion Rate.

     "Accreted Value" means, as of any date, the sum of the Issue Price of the Securities and the accrued and unpaid interest as of such date (excluding any accrued and unpaid interest payable as cash interest).

     The "Closing Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on The New York Stock Exchange or, if the shares of Common Stock are not listed on The New York Stock Exchange, then on the principal other national or regional securities exchange on which the shares of Common Stock then are listed or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported on the National Association of Securities Dealers Automated Quotation System or, if the shares of Common Stock are not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the shares of Common Stock are then traded. In the absence of such quotations, the Company will be entitled to determine the Sale Price on the basis of such quotations as the Company considers appropriate.

     The Company and the Trustee agree that Goldman, Sachs & Co. will act as the Reset Rate Agent unless and until removed as provided below. If requested by the Company, the Reset Rate Agent shall seek a Fixed Reference Rate from one other nationally recognized investment bank engaged by the Company for such purpose. The determination of any applicable Reset Rate shall be made by the Reset Rate Agent by averaging the Fixed Reference Rate obtained by Goldman, Sachs & Co. and the Fixed Reference Rate provided by such other investment bank. If a Fixed Reference Rate cannot reasonably be obtained from one other nationally recognized investment bank or if the Company chooses not to engage such other investment bank, then the Fixed Reference Rate determined by Goldman, Sachs & Co. shall be used. The determination of any applicable Reset Rate by the Reset Rate Agent will be conclusive and binding upon the Reset Rate Agent, the Company, the Trustee and the holders of the Securities, in the absence of manifest error.

     The Reset Rate Agent may be removed at any time with or without cause by the Company giving at least sixty (60) days' written notice to the Reset Rate Agent. The Reset Rate Agent may resign at any time upon giving at least thirty
(30) days' written notice to the Company. A successor Reset Rate Agent, if any, will be appointed by the Company.

     In the event of any Upward Interest Adjustment, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or through such other public medium as the Company may use at that time.

     Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the option to elect to pay cash interest at the Initial Yield to Maturity or the applicable Reset Rate on the Securities from and after the date a Tax Event (as defined below) occurs. Interest shall be payable on the Accreted Value of the Security as of the date of such election by the Company (the "Restated Principal Amount") and will accrue from such date and be payable semi-annually on January 29 and July 29.

     "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of:

     - any amendment or change (including any announced prospective change (which will not include a proposed change), provided that a tax event will not occur more than 90 days before the effective date of any prospective change) in the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

     - any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

     - any amendment or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the Securities;

there is more than an insubstantial risk that interest, including original issue discount, on the Securities either:

     (1)  would not be deductible on a current accrual basis; or

     (2) would not be deductible under any other method, in whole or in part, by the Company for United States federal income tax purposes.


2.   Method of Payment.

     Subject to the terms and conditions of the Indenture and except as provided above in the case of an upward interest adjustment, the Company will make payments in cash at Stated Maturity and payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices and Change in Control Purchase Prices to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfers of immediately available funds or, at the Company's option, by check payable in such money.


3.   Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of January 29, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $969,790,000 aggregate principal amount at maturity. The Indenture does not limit other indebtedness of the Company, secured or unsecured.


5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. Subject to the terms and conditions of this Indenture, the Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after January 29, 2006 for a cash price equal to the Accreted Value plus accrued and unpaid cash interest, if any, up to the Redemption Date (the "Redemption Price").


6.   Notice of Redemption.

     Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in integral multiples of $1,000 of principal amount at maturity.


7.   Purchase By the Company at the Option of the Holder.

     (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on January 29, 2006, January 29, 2008, January 29, 2013, January 29, 2018, January 29, 2023 and January 29, 2028 or the next Business Day following such dates to the extent such dates are not Business Days in integral multiples of $1,000 at a Purchase Price equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     The Purchase Price for repurchases on January 29, 2006 will be paid in cash. On the other Purchase Dates, the Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof.

     (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Change in Control of the Company (as defined in the Indenture) for a Change in Control Purchase Price equal to the Accreted Value plus accrued and unpaid cash interest, if any, on the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash or, at the Company's option, shares of Common Stock (valued at 95% of the average Closing Sales Prices of the Common Stock for the five trading days immediately preceding the third trading day prior to the Change in Control Purchase Date), or a combination of cash and shares of Common Stock.

     (c) Holders have the right to withdraw any Purchase Notice delivered pursuant to Paragraph 7(a) above or Change in Control Purchase Notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture. If cash (and/or shares of Common Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date and other interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security.


8.   Conversion.

     (a) The initial Conversion Rate is 5.2926 shares of Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional share of Common Stock based on the Closing Sale Price of the Common Stock of the Company on the trading day immediately prior to the conversion date.

     (b) Holders may surrender Securities for conversion into shares of Common Stock if the Closing Sale Price of the Common Stock for at least 20 trading days in the 30 trading day period ending on the first day of such Conversion Period is more than 120% of the Accreted Conversion Price per share of Common Stock as determined by the Conversion Agent on the first day of the Conversion Period. A "Conversion Period" will be the period from and including the eleventh trading day in a fiscal quarter to but not including the eleventh trading day in the immediately following fiscal quarter.

     (c) A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, and such Securities may be surrendered for conversion until the close of business on the Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     (d) (i) Holders may also surrender Securities for conversion into shares of Common Stock during the five Business Day period following any consecutive 10 trading-day period in which the average of the trading prices for a Security was less than 95% of the average Parity Value (as defined below) for that period.

     The "trading price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by The Bank of New York for $5,000,000 principal amount at maturity of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers designated by the Company to the Trustee at any time the Company instructs the Trustee to determine the trading price; provided that if at least two such bids cannot reasonably be obtained by The Bank of New York, but one such bid can reasonably be obtained by The Bank of New York, this one bid shall be used. If The Bank of New York cannot reasonably obtain at least one bid for $5,000,000 principal amount of maturity of the Securities from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the then-applicable Conversion Rate of the Securities multiplied by (b) the Closing Sale Price on the New York Stock Exchange of the Company's Common Stock on such determination date; provided that the Trustee shall not determine the trading price of the Securities unless requested by the Company; and provided, further, that the Company shall have no obligation to make such request unless a holder of Securities provides the Company with reasonable evidence that the trading price of the Security for a 10 consecutive day trading period may be less than 95% of the average Parity Value; and at which time, the Company shall instruct the Trustee to determine the trading price of the Securities for the past 15 consecutive trading-day period to determine whether the Securities are convertible. The Trustee shall continue to determine the trading price of the Securities on each successive trading day until the earlier of (i) 30 trading days after the Company has instructed the Trustee to determine the trading price and (ii) the trading price is greater than or equal to 95% of the Parity Value of the Securities. The Trustee shall be entitled to select the appropriate method for determining the trading price of the Securities and shall be entitled to all of the rights of the trustee set forth in the Indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error. The "Parity Value" of a Security on any date of determination means the product of (x) the Closing Sale Price of the Common Stock on such date and (y) the applicable Conversion Rate.

     (ii) If on the day before the conversion date the conversion the Closing Sale Price of the Common Stock is greater than 100% of the Accreted Conversion Price but equal to or less than the 120% of the Accreted Conversion Price, then the Holders will receive, in lieu of shares of Common Stock based on the applicable Conversion Rate, at the Company's option, cash or shares of Common Stock, or a combination of both cash and shares of Common Stock, with a value equal to the then Accreted Value of the Securities on the Conversion Date (an "Accreted Value Conversion"). If there is an Accreted Value Conversion, the cash, Common Stock or a combination of cash and Common Stock will be valued at 100% of the average Closing Sale Price for the five trading days ending on the third trading day prior to the date of conversion. The Company will notify holders promptly upon being advised by the Trustee that the average trading price has been less than 95% of the average Parity Value for 10 consecutive trading days, and if such holders can convert their Securities pursuant to an Accreted Value Conversion, whether the

Company elects to deliver, in settlement for such Accreted Value Conversion, cash, Common Stock or a combination of cash and Common Stock.

     (e) In the event that the Company in any 12 month period declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or a distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 12.5% of the Closing Sale Price of a share of Common Stock as of the Business Day prior to the date of declaration for such distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution will not take place.

     (f) A Holder may surrender for conversion a Security or portion of a Security during such period, if any, as (i) the credit rating assigned to the Company's long term senior debt, or if the Securities are then rated, the rating assigned to the Securities, by Standard & Poor's is below BB and by Moody's is Ba2 (ii) the credit rating assigned to the Company's long term senior debt or, if the Securities have been rated, the rating assigned to Securities, by both such rating agency is suspended or withdrawn or (iii) neither such rating agency is rating the Company's long term senior debt or, after the Securities have been rated, the Securities.

     (g) In the event the Company is a party to a consolidation, merger or binding share exchange, as set forth in Section 5.1 of the Indenture, pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 10.15 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date the Company announces as the anticipated effective time until 15 days after the actual date of such transaction.

     (h) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

     (i) A Holder may convert a portion of a Security if the principal amount at maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued or accreted interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued and accreted interest will be deemed paid in full rather than cancelled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued or accreted interest.

     (j) The Conversion Rate will be adjusted as provided in Article 10 of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

     (k) If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in
Section 5.1 of the Indenture, or upon certain distributions described in Section
10.8 of the Indenture, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.


9.   Conversion Arrangement on Call for Redemption.

     A Holder may surrender for conversion any of the Securities called for redemption at any time prior to the close of business one Business Day prior to the Redemption Date, even if it is not otherwise convertible at such time. If a Holder has already delivered a Purchase Notice or a Change in Control Purchase Notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with the Indenture.


10.  Mandatory Disposition Due to Gaming Laws.

     Each holder, by accepting this Security, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which Company or any Subsidiary does business requires that a person who is a holder or the beneficial owner of the Security be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option:

     (1) require such person to dispose of this Security or beneficial interest in this Security within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority, or

     (2) redeem this Security at a redemption price equal to:

          (A)  the lesser of

               (i)  such person's cost, and

               (ii) the Accreted Value, plus accrued and unpaid cash interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable Gaming Authority; or

          (B) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

     The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.


11.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.


12.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.


13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.


14.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


15.  Calculations in Respect of Securities.

     The Company will be responsible for making all calculations called for under the Securities, except for such calculations made by the Reset Rate Agent. These calculations include, but not limited to, determinations of the market prices of the Securities and the Common Stock, any accrued interest payable on the Securities, the Accreted Value of the Securities and the Accreted Conversion Price of the Securities. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The

Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.


16.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


17.  Authentication.

     This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.


18.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


19.  GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     International Game Technology
     9295 Prototype Drive
     P.O. Box 10580
     Reno, NV 89510


20.  Registration Rights.

     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of January 29, 2003, between the Company and Goldman, Sachs & Co., including the receipt of liquidated damages upon a registration default (as defined in such agreement).

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



(Insert assignee's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) _________________________ and irrevocably appoint ____________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




                               CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company, check the box [ ]
To convert only part of this Security, state the principal amount at maturity to be converted _________________________ (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person's name fill in the form below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Insert the other Person's soc. sec. tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other Person's name, address and zip code)



Date: __________        Your Signature: _____________________________

     (Sign exactly as your name appears on the other side of this Security)


Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
    Authorized Signatory

                     SCHEDULE OF INCREASES AND DECREASES OF
                                GLOBAL SECURITY
                      Initial Principal Amount at Maturity
                   of Global Security: _________($_________).

Date             Amount of Increase     Amount of Decrease in     Principal Amount at       Notation by
                 in Principal Amount     Principal Amount at       Maturity of Global       Registrar or
                   at Maturity of         Maturity of Global         Security After           Security
                   Global Security             Security               Increase or            Custodian
                                                                        Decrease

                                                                       EXHIBIT B



                   Zero-Coupon Convertible Debentures due 2033

                              Transfer Certificate

     In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount at maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

     [_] A transfer of the Surrendered Securities is made to the Company or any of its subsidiaries; or

     [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

     [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

     [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

     [_] The transferee is an Affiliate of the Company.

DATE: __________________________________
                                                            Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed



-------------------------------------
Participant in a Recognized Signature


Guarantee Medallion Program

By: ______________________
    Authorized Signatory

                                                                       EXHIBIT C



                         FORM OF SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of [ ], between [GUARANTOR] (the "Subsidiary Guarantor"), a subsidiary of International Game Technology (or its successor), a Nevada corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS the Company executed and delivered to the Trustee an Indenture (the "Indenture") dated as of January 29, 2003, providing for the issuance of an aggregate principal amount at maturity of $969,790,000 of Zero-Coupon Convertible Debentures due 2033 and (the "Securities");

     WHEREAS Section 4.8 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

     2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.



[SUBSIDIARY GUARANTOR],


by: ________________________
    Name:
    Title:



INTERNATIONAL GAME TECHNOLOGY,


by: ________________________
    Name:
    Title:



THE BANK OF NEW YORK, as Trustee,


by: ________________________
    Name:
    Title:

                                      C-2